  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2019

WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4620 Arville Street, Suite. E, Las Vegas, Nevada 89103
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 16, 2019, the Board of Directors of Wrap Technologies, Inc. (the “Company”) appointed Thomas Smith as the Company’s President.

Mr. Smith, age 51, co-founded TASER International (now Axon Enterprise, Inc. – Nasdaq:AAXN) (“TASER”) in 1993. He served as President of TASER until October 2006, and as Chairman of the Board of Directors of TASER from October 2006 until he retired to pursue entrepreneurial activities in February 2012. Amongst his most significant roles and responsibilities at TASER, Mr. Smith managed domestic and international export sales, significantly expanding the sale and distribution of TASER’s products, including sales to more than 17,200 federal, state and local law enforcement agencies in over 100 countries. In 2012 he co-founded Achilles Technology Solutions, LLC (“Achilles”), and through its wholly-owned subsidiary ATS Armor, LLC (“ATS Armor”), which he co-founded in 2015, developed a line of ballistic solutions for law enforcement and military. Mr. Smith has served, and continues to serve, as the Managing Member of Achilles. In addition, Mr. Smith served as the Managing Member of ATS Armor and ATS MER (“ATS MER”), a research and development company acquired by Achilles in 2015 that was primarily funded by government SBIR contracts, until March 2019 and February 2019, respectively. ATS Armor filed a petition for Chapter 7 Bankruptcy in March 2019, and ATS MER filed a petition for Chapter 7 Bankruptcy in February 2019. Mr. Smith holds a B.S. degree in Ecology and Evolutionary Biology from the University of Arizona and a M.B.A. degree from Northern Arizona University.

As compensation for his services as Company’s President, Mr. Smith shall be entitled to receive an annual base salary of $250,000. In addition, in connection with his appointment, the Company issued Mr. Smith options (“Options”) to purchase 1.0 million shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), pursuant to the Company’s 2017 Equity Compensation Plan (the “Plan”), which Options have a term of five years, an exercise price of $5.41 per share, and vest as follows: (i) 1/3 one year from the date of grant, and (ii) the remainder in equal monthly installments over the two years thereafter; provided, however, that none of the Options may be exercised unless and until the Company has obtained stockholder approval to amend the Plan, and has effected such amendment, to increase the number of shares of Common Stock available for issuance thereunder by a sufficient amount to cover the Options, which must occur on or before March 16, 2020 or the Options shall be deemed null and void.

Except as disclosed herein, there are no related party transactions between the Company and Mr. Smith that would require disclosure under Item 404(a) of Regulation S-K, nor are there any further arrangements or understandings in connection with the appointment of Mr. Smith as the Company’s President.

A copy of the press release announcing Mr. Smith’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

Item 8.01. Other Events.

See Item 5.02.

Item 9.01 Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: March 21, 2019	By:	/s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated March 20, 2019.